UNITED STATES OF AMERICA
FEDERAL COMMUNICATIONS COMMISSION
WASHINGTON, D.C. 20554

(FOR CHIEF, AUDIO DIVISION, MEDIA BUREAU)

DATE: 02/05/2007

[X] CONSENT TO ASSIGNMENT: [ ] CONSENT TO TRANSFER:	FROM: AM RADIO 790, INC. TO: KDWN LICENSE LIMITED PARTNERSHIP
Licensee/Permittee: (for transfer only)	

CLASS	CALL SIGN	FACILITY ID	FILE#	STATION LOCATION	AUXILIARY STATIONS
AM	KBET	136292	BAP-20061214AAW	WINCHESTER, NV	ALL CURRENTLY AUTHORIZED AUXILIARY STATIONS

Under authority of the Communications Act of 1934, as amended, the consent of the Federal Communications Commission is hereby granted to the transaction indicated above.

The Commission's consent to the above is based on the representations made by the applicants that the statements contained in, or made in connection with, the application are true and that the undertakings of the parties upon which this transaction is authorized will be carried out in good faith.

The actual consummation of voluntary transactions shall be completed within 90 days from the date hereof, and notice in letter form thereof shall promptly be furnished to the Commission by the seller or buyer showing the date the acts necessary to effect the transaction were completed. Upon furnishing the Commission with such written notice, this transaction will be considered completed for all purposes related to the above described station(s).

FCC Form 323, Ownership Report, must be filed within 30 days after consummation, by the licensee/permittee or assignee.

ADDITIONAL REQUIREMENTS FOR ASSIGNMENTS ONLY:

Upon consummation the assignor must deliver the permit/license, including any modifications thereof to the assignee.

It is hereby directed that, upon consummation, a copy of this consent be posted with the station authorization(s) as required by the Commission's Rules and Regulations.

The assignee is not authorized to construct nor operate said station(s) unless and until notification of consummation in letter form has been forwarded to the Commission.

FCC FORM 732 August 1992